SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported)  3/8/05
                                                     --------

                          MANAKOA SERVICES CORPORATION
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                     NEVADA
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

            000-27365                                    88-0440528
--------------------------------------------------------------------------------
    (Commission File Number)               (I.R.S. Employer Identification No.)

             7203 W. Deschutes Avenue, Suite B, Kennewick, WA 99336
    ------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (509) 736-7000
               ---------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)





Section 8 - Other Events

     Item 8.01 Other Events.

On February 28, 2005, Manakoa KnowledgeBase(TM)Compliance Research Engine Launched.

The Manakoa KnowledgeBase(TM) is the premier compliance research engine for professional practitioners and corporations involved with GLBA, HIPAA, FISMA, Sarbanes Oxley and other emerging U.S. and international regulations. The Manakoa KnowledgeBase(TM) Internet based subscription service has been made available to a select group of early adopters. The Company anticipates accepting subscriptions in March 2005.

The Manakoa KnowledgeBase(TM), is a powerful and easy to navigate research engine for regulatory compliance information, full legislative reviews, examiner guidelines, roadmaps, policy templates, security feeds, along with extensive cross references. Features include:

o Specific Legislation - Details on GLBA, Sarbanes Oxley, HIPAA, and FISMA. Regional and international regulations
o Standards - Generally accepted practices and principles used to interpret each act
o    Guidance - Description and analysis of roles compliance and security topics
o    Policy Sets - Comprehensive sets of suggested policies for compliance
o    Prescriptive Guidance - Roadmaps based upon agency audit guidelines
o    Forms - Template forms for use in the compliance audit process
o Vulnerability Management - Discussion and guidance on dealing with commonly encountered vulnerabilities
o    Audit Information - Data used by government auditors to assess a business
o    Legal Information - Updates and links to key legal/compliance information


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: 3/8/05                      By: /s/  G. Robert Williams
                                   -----------------------------------------
                                   Name:    G. Robert Williams
                                   Title:   Chief Executive Officer